PRINCIPAL FUNDS, INC
CONTRACTUAL FEE WAIVER AGREEMENT
AGREEMENT made this December 31, 2014 by and between Principal Funds, Inc. (the “Fund”) and Principal Funds Distributor, Inc. (the “Distributor”) (together, the “Parties”).

The Distributor hereby agrees to waive its Distribution and/or Service Fees (“12b-1 fees”) expressed as a percent of average net assets on an annualized basis.as attached in Schedule A to this Agreement.
The Agreement embodies the entire agreement of the Parties relating to the subject matter hereof. This Agreement supersedes all prior agreement and understandings, and all rights and obligations thereunder are hereby canceled and terminated. No amendment or modification of this Agreement will be valid or binding unless it is in writing by the Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

PRINCIPAL FUNDS, INC	PRINCIPAL FUNDS DISTRIBUTOR, INC.

/s/ Nora M. Everett	/s/ Michael J. Beer
By:____________________________________	By:____________________________________
Name: Nora M. Everett	Name: Michael J. Beer
Title: Chair, President and Chief Executive Officer	Title: Executive Vice President

PRINCIPAL FUNDS, INC

/s/ Beth C. Wilson
By:____________________________________
Name: Beth C. Wilson
Title: Secretary and Vice President

Series	Class	Waiver	Expiration
Bond & Mortgage Securities Fund	J	0.01%	2/29/2016
Bond Market Index Fund	J	0.01%	12/30/2015
Diversified International Fund	J	0.01%	2/29/2016
Government & High Quality Bond Fund	J	0.01%	2/29/2016
Income Fund	J	0.01%	2/29/2016
Inflation Protection Fund	J	0.01%	2/29/2016
International Emerging Markets Fund	J	0.01%	2/29/2016
LargeCap Blend Fund II	J	0.01%	2/29/2016
LargeCap Growth Fund	J	0.01%	2/29/2016
LargeCap Growth Fund I	J	0.01%	2/29/2016
LargeCap Growth Fund II	J	0.01%	2/29/2016
LargeCap S&P 500 Index Fund	J	0.01%	2/29/2016
LargeCap Value Fund	J	0.01%	2/29/2016
LargeCap Value Fund III	J	0.01%	2/29/2016
MidCap Fund	J	0.01%	2/29/2016
MidCap Growth Fund	J	0.01%	2/29/2016
MidCap Growth Fund III	J	0.01%	2/29/2016
MidCap S&P 400 Index Fund	J	0.01%	2/29/2016
MidCap Value Fund I	J	0.01%	2/29/2016
MidCap Value Fund III	J	0.01%	2/29/2016
Money Market Fund	J	0.01%	2/29/2016
Preferred Securities Fund	J	0.01%	12/30/2015
Principal LifeTime 2010 Fund	J	0.01%	2/29/2016
Principal LifeTime 2020 Fund	J	0.01%	2/29/2016
Principal LifeTime 2030 Fund	J	0.01%	2/29/2016
Principal LifeTime 2040 Fund	J	0.01%	2/29/2016
Principal LifeTime 2050 Fund	J	0.01%	2/29/2016
Principal LifeTime 2060 Fund	J	0.01%	2/29/2016
Principal LifeTime Strategic Income Fund	J	0.01%	2/29/2016
Real Estate Securities Fund	J	0.01%	2/29/2016
SAM Balanced Portfolio	J	0.01%	2/29/2016
SAM Conservative Balanced Portfolio	J	0.01%	2/29/2016
SAM Conservative Growth Portfolio	J	0.01%	2/29/2016
SAM Flexible Income Portfolio	J	0.01%	2/29/2016
SAM Strategic Growth Portfolio	J	0.01%	2/29/2016
Short-Term Income Fund	J	0.01%	2/29/2016
SmallCap Blend Fund	J	0.01%	2/29/2016
SmallCap Growth Fund I	J	0.01%	2/29/2016
SmallCap S&P 600 Index Fund	J	0.01%	2/29/2016
SmallCap Value Fund II	J	0.01%	2/29/2016